UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2016

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 North First Street
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 25, 2016 (the “Annual Meeting”).  Stockholders acted on items of business at the Annual Meeting. The voting results are as follows:

1.              The following nominees for Director were elected to serve until the 2017 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory E. Aliff	34,884,301	315,589	176,840	8,226,016
Terry P. Bayer	34,928,459	300,219	148,052	8,226,016
Edwin A. Guiles	34,878,105	322,933	175,692	8,226,016
Bonnie G. Hill	34,864,399	380,150	132,181	8,226,016
Martin A. Kropelnicki	34,867,161	334,727	174,842	8,226,016
Thomas M. Krummel, M.D.	34,708,361	491,650	176,719	8,226,016
Richard P. Magnuson	34,772,170	425,846	178,714	8,226,016
Peter C. Nelson	34,649,128	524,268	203,334	8,226,016
Lester A. Snow	34,845,736	353,697	177,297	8,226,016
George A. Vera	34,748,955	445,171	182,604	8,226,016

2.    The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,138,565	2,944,372	293,793	8,266,016

3.    The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2016 was ratified as follows:

Votes For	Votes Against	Abstentions
42,773,754	584,044	244,948

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 26, 2016	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer